Exhibit 99.1

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Reports Third-Quarter 2007 Results

Net Income Up 21% on Revenue Gains of 17%

OAKS, Pa., October 25, 2007 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for third-quarter 2007, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview

	For the Three Months			For the Nine Months
(In thousands, except earnings per share)	Ended September 30,			Ended September 30,
	2007	2006	%	2007	2006	%
Revenues	$349,636	$298,084	17%	$1,015,619	$860,235	18%
Net Income Before Taxes	111,727	88,724	26%	324,748	260,702	25%
Net Income	73,299	60,549	21%	206,177	173,366	19%
Diluted Earnings Per Share	$.37	$.30	23%	$1.02	$.85	20%

“We continue to be satisfied with our quarterly results,” said Alfred P. West, Jr., SEI Chairman and CEO.

“We are beginning to realize increased contributions to growth from our core businesses. Our first installation of the global wealth platform continues to meet our expectations and, we continue to make steady progress on our other key investments. In the long run, we remain firm in our belief that what we are doing will provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of Third-Quarter and Year to Date Results by Business Segment

(In thousands)	For the Three Month Period Ended September 30,			For the Nine Month Period Ended September 30,
	2007	2006	%	2007	2006	%
Private Banks:
Revenues	$104,280	$94,058	11%	$302,108	$273,176	11%
Expenses	82,846	71,512	16%	241,668	204,666	18%

Operating Profit	$21,434	$22,546	(5)%	$60,440	$68,510	(12)%
Operating Margin	21%	24%		20%	25%

Investment Advisors:
Revenues	65,715	55,117	19%	192,724	165,646	16%
Expenses	31,257	27,535	14%	91,550	82,745	11%

Operating Profit	34,458	27,582	25%	101,174	82,901	22%
Operating Margin	52%	50%		52%	50%

Institutional Investors:
Revenues	51,275	42,115	22%	146,815	119,166	23%
Expenses	30,980	27,210	14%	89,334	77,814	15%

Operating Profit	20,295	14,905	36%	57,481	41,352	39%
Operating Margin	40%	35%		39%	35%

Investment Managers:
Revenues	35,844	29,802	20%	105,131	86,138	22%
Expenses	25,445	22,131	15%	74,649	67,158	11%

Operating Profit	10,399	7,671	36%	30,482	18,980	61%
Operating Margin	29%	26%		29%	22%

Investments in New Businesses:
Revenues	1,881	1,914	(2)%	5,347	5,346	—
Expenses	5,020	6,118	(18)%	14,597	16,843	(13)%

Operating Loss	(3,139)	(4,204)	25%	(9,250)	(11,497)	20%
Operating Margin	n/a	n/a		n/a	n/a

LSV
Revenues	90,641	75,078	21%	263,494	210,763	25%
Expenses (1)	56,252	45,990	22%	162,411	129,768	25%

Operating profit	34,389	29,088	18%	101,083	80,995	25%
Operating Margin	38%	39%		38%	38%

Consolidated Segment Totals:
Revenues	$349,636	$298,084	17%	$1,015,619	$860,235	18%
Expenses	231,800	200,496	16%	674,209	578,994	16%

Operating Profit	$117,836	$97,588	21%	$341,410	$281,241	21%
Operating Margin	34%	33%		34%	33%

(1)	Includes $47,671 and $39,653 for the three month period ended September 30, 2007 and 2006, respectively, and $139,204 and $110,519 for the nine month period ended September 30, 2007 and 2006, respectively, of minority interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three and nine month periods ended September 30, 2007 and 2006 are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Total operating profit from business segments	$117,836	$97,588	$341,410	$281,241

Corporate overhead expenses	(9,754)	(9,772)	(30,459)	(28,621)
Minority interest reflected in segments	49,016	40,749	142,641	114,564
LSV Employee Group Expenses (1)	(1,820)	(1,806)	(5,460)	(5,417)

Income from operations	$155,278	$126,759	$448,132	$361,767

(1)	Includes $1,805 for the three month period ending September 30, 2007 and 2006, and $5,416 for the nine month period ending September 30, 2007 and 2006 of Amortization expense related to intangible assets. The amortization is offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

Third-Quarter Business Commentary:

•	All four core business segments (Private Banks, Investment Advisors, Institutional Investors and Investment Managers) reported double-digit revenue gains versus a year ago.

•	The Investment Advisors, Institutional Investors, Investment Managers and LSV segments all realized substantial operating profit growth versus year ago levels.

•

The Global Wealth Platform was placed into service during the third-quarter 2007. Expenses reflect an increase of $3.2 million for amortization. The amortization is primarily recognized in the Private Banks and Investment Advisors segments.

•

The company’s percentage ownership in LSV remained at approximately 43 percent. In the third-quarter 2007, the company recognized $34.4 million as its portion of the earnings from LSV versus $29.1 million in the third-quarter 2006.

•	The tax rate for the third-quarter 2007 was approximately 34% vs. 32% for the third-quarter 2006 and approximately 38% for second-quarter 2007.

•	Assets under management grew by almost $3 billion during third-quarter 2007 to $202 billion.

•	In the third-quarter 2007, SEI purchased 2,285,800 shares of its common stock for $59.2 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDT on October 25, 2007. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 889135.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of September 30, 2007, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $423 billion in mutual fund and pooled assets and manages $202 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2007	2006
Asset management, admin. and distribution fees	$280,287	$232,251
Information processing and software servicing fees	58,485	56,717
Transaction–based and trade execution fees	10,864	9,116

Total revenues	349,636	298,084

Commissions and fees	44,184	36,487
Compensation, benefits and other personnel	88,463	80,900
Consulting, outsourcing and professional fees	23,703	19,061
Data processing and computer related	10,410	9,508
Facilities, supplies and other costs	16,607	18,050
Depreciation and amortization	10,991	7,319

Total expenses	194,358	171,325

Income from operations	155,278	126,759

Minority interest	(46,463)	(37,731)
Net loss on investments	(202)	(2,226)
Interest and dividend income	4,381	3,397
Interest expense	(1,267)	(1,475)

Income before taxes	111,727	88,724

Income taxes	38,428	28,175

Net income	$73,299	$60,549

Diluted earnings per common share	$.37	$.30

Shares used to calculate diluted earnings per common share	200,321	203,260

Basic earnings per common share	$.38	$.31

Shares used to calculate basic earnings per common share	194,930	197,144

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Asset management, admin. and distribution fees	$813,338	$668,332
Information processing and software servicing fees	168,131	159,373
Transaction–based and trade execution fees	34,150	32,530

Total revenues	1,015,619	860,235

Commissions and fees	129,857	107,898
Compensation, benefits and other personnel	261,293	231,374
Consulting, outsourcing and professional fees	67,199	56,926
Data processing and computer related	31,404	27,436
Facilities, supplies and other costs	51,867	52,985
Depreciation and amortization	25,867	21,849

Total expenses	567,487	498,468

Income from operations	448,132	361,767

Minority interest	(134,439)	(105,858)
Net loss on investments	(1,515)	(1,866)
Interest and dividend income	13,314	9,149
Interest expense	(3,696)	(4,078)
Other income	2,952	1,588

Income before taxes	324,748	260,702

Income taxes	118,571	87,336

Net income	$206,177	$173,366

Diluted earnings per common share	$1.02	$.85

Shares used to calculate diluted earnings per common share	202,875	202,802

Basic earnings per common share	$1.05	$.88

Shares used to calculate basic earnings per common share	196,720	197,218

Dividends declared per common share	$.07	$.06

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) September 30, 2007	December 31, 2006
Assets

Cash and short-term investments	$297,194	$286,948
Restricted cash	10,250	10,250
Receivables	282,807	244,599
Securities owned	16,456	16,431
Other current assets	38,255	28,245

Total current assets	644,962	586,473

Property and equipment, net	138,508	130,732
Investments available for sale	78,808	71,690
Capitalized software, net	224,643	180,014
Goodwill	22,842	22,842
Intangible asset	62,093	67,836
Other assets	21,332	20,118

Total assets	$1,193,188	$1,079,705

Liabilities

Current liabilities	$186,825	$196,127
Long-term debt	49,943	67,538
Deferred income taxes	90,785	76,148
Long term liabilities	11,910	—
Minority interest	138,549	109,380

Shareholders’ Equity	715,176	630,512

Total liabilities and shareholders’ equity	$1,193,188	$1,079,705

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Sep. 30, 2006	Dec. 31, 2006	Mar. 31, 2007	Jun. 30, 2007	Sep. 30, 2007
Private Banks:
Equity/Fixed Income prgms.	$15,055	$16,806	$18,196	$20,666	$21,816
Collective Trust Fund prgm.	1,460	1,251	1,148	1,078	1,056
Liquidity funds	7,707	8,513	8,241	8,224	8,836

Total assets under mgmt.	$24,222	$26,570	$27,585	$29,968	$31,708

Client assets under admin.	15,001	14,738	14,864	15,019	15,655

Total assets	$39,223	$41,308	$42,449	$44,987	$47,363

Investment Advisors:
Equity/Fixed Income prgms.	$32,205	$34,096	$35,225	$36,923	$37,751
Collective Trust Fund prgm.	2,425	2,480	2,491	2,334	2,325
Liquidity funds	1,263	1,421	1,404	1,400	1,619

Total assets under mgmt.	$35,893	$37,997	$39,120	$40,657	$41,695

Institutional Investors:
Equity/Fixed Income prgms.	$34,674	$37,720	$39,504	$40,771	$43,504
Collective Trust Fund prgm.	1,150	1,081	1,078	895	907
Liquidity funds	4,167	3,371	5,072	4,128	4,342

Total assets under mgmt.	$39,991	$42,172	$45,654	$45,794	$48,753

Investment Managers:
Equity/Fixed Income prgms.	$34	$30	$29	$32	$24
Collective Trust Fund prgm.	9,009	8,675	8,300	7,990	6,814
Liquidity funds	253	215	178	271	360

Total assets under mgmt.	$9,296	$8,920	$8,507	$8,293	$7,198

Client assets under admin.	161,000	170,344	180,745	192,931	205,251

Total assets	$170,296	$179,264	$189,252	$201,224	$212,449

Investments in New Businesses:
Equity/Fixed Income prgms.	$685	$805	$843	$887	$907
Liquidity funds	64	53	43	43	40

Total assets under mgmt.	$749	$858	$886	$930	$947

LSV Asset Management
Equity/Fixed Income prgms.	$58,785	$64,970	$68,225	$73,100	$71,349

Consolidated:
Equity/Fixed Income prgms (A)	$141,438	$154,427	$162,022	$172,379	$175,351
Collective Trust Fund prgm.	14,044	13,487	13,017	12,297	11,102
Liquidity funds	13,454	13,573	14,938	14,066	15,197

Total assets under mgmt.	$168,936	$181,487	$189,977	$198,742	$201,650

Client assets under admin. (B)	176,001	185,082	195,609	207,950	220,906

Total assets	$344,937	$366,569	$385,586	$406,692	$422,556

(A)	Equity/Fixed Income programs include $3,859 of assets invested in SEI’s Asset Allocation Funds at September 30, 2007.
(B)	In addition to the numbers presented, SEI also administers an additional $5,692 in Funds of Funds assets (as of September 30, 2007) on which SEI does not earn an administration fee.